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                                 ATTACHMENT I
                               TO LOAN AGREEMENT



                                                                 Exhibit 10.33.1


Borrower: SILVER DINER, INC., a Delaware corporation (the "Borrower")
          -----------------------------------------------------------

Account Number: ____________________               Note Number: _______________
                                         BB&T
Address:   _________________________               Montgomery County, Maryland

           _________________________               Date May 10, 2000


                                PROMISSORY NOTE


THE UNDERSIGNED REPRESENTS THAT THE LOAN EVIDENCED HEREBY IS BEING

OBTAINED FOR BUSINESS/COMMERCIAL OR AGRICULTURAL PURPOSES. For value received, the undersigned, jointly and severally, if more than one, promises to pay to BRANCH BANKING AND TRUST COMPANY, a North Carolina banking corporation (the "Bank"), or order, at any of Bank's offices in the above referenced city (or such other place or places that may be hereafter designated by Bank), the sum of Three Million and no/100 Dollars ($3,000,000.00), or so much thereof as shall be advanced hereunder, together with interest thereon, in immediately available coin or currency of the United States of America. The unpaid principal balance of this Note outstanding from time to time shall bear interest at the variable rate equal to the Prime Rate (hereinafter defined) plus one-half of one percent (.50%) per annum to be adjusted as and when such Prime Rate changes. The Prime Rate is equal to the rate reported in The Wall Street Journal in its "Money Rates" column as the "Prime Rate" and, if more than one rate or a range of rates are reported as the "Prime Rate," the highest such rate, changing as and when such rate shall change. If The Wall Street Journal shall cease to publish the "Prime Rate," the "Prime Rate" shall mean that rate announced from time to time by the Bank as its Commercial Base Rate of Interest. The Borrower acknowledges and agrees that the "Prime Rate" and the Commercial Base Rate of Interest are references used by the Bank in determining interest rates on certain loans and are not intended to be the lowest rate of interest charged on any extension of credit to any customer.

         Borrower shall pay the principal and interest hereunder as follows:

         The Year 2000 Note shall be payable interest only, monthly in arrears, on the first day of each calendar month through December 1, 2001. Commencing on January 1, 2002 and on the first day of each subsequent month through December 1, 2007, Borrower shall pay an installment of principal equal to 1/72 of the principal balance of the Year 2000 Note as of December 31, 2001, plus accrued interest. All principal, interest and other amounts due under the Year 200 Note shall be due and payable in full on December 31, 2007.

         The Year 2001 Note shall be payable interest only, monthly in arrears, on the first day of each calendar month through December 1, 2002. Commencing on January 1, 2003 and on the

                                     -I.1-
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first day of each subsequent month through December 1, 2008, Borrower shall pay an installment of principal equal to 1/72 of the principal balance of the Year 2001 Note as of December 31, 2002, plus accrued interest. All principal, interest and other amounts due under the Year 2001 Note shall be due and payable in full on December 31, 2008.

          The Year 2002 Note shall be payable interest only, monthly in arrears, on the first day of each calendar month through December 1, 2003. Commencing on January 1, 2004 and on the first day of each subsequent month through December 1, 2009, Borrower shall pay an installment of principal equal to 1/72 of the principal balance of the Year 2002 Note as of December 31, 2003, plus accrued interest. All principal, interest and other amounts due under the Year 2002 Note shall be due and payable in full on December 31, 2009.

          In addition, the undersigned promises to pay to Bank, or order, a late fee in the amount of five percent (5%) of any installment past due for ten (10) or more days. When any installment payment is past due for ten (10) or more days, subsequent payments shall first be applied to the past due balance. All interest shall be computed and charged for the actual number of days elapsed on the basis of a year consisting of three hundred sixty (360) days.

          This Note is given by the undersigned in connection with the following agreements between the undersigned and the Bank: Amended and Restated Loan Agreement dated May 10, 2000 between Bank, the Borrower and the other Borrower Parties (defined therein) (the "Loan Agreement"); Security Agreement dated as of even date with the Loan Agreement conveying a security interest in favor of Bank given by Borrower (the "Security Agreement"), Assignments of Leasehold as Collateral dated various dates, from Borrower to Bank assigning to Bank Borrower's interests as tenant under various leases (the "Lease Assignments"); and Financing Statements.

          All of the terms, conditions and covenants of the above described agreements (collectively, the "Agreements") are expressly made a part of this Note by reference in the same manner and with the same effect as if set forth herein at length and any holder of this Note is entitled to the benefits of and remedies provided in the Agreements and any other agreements by and between the undersigned and the Bank.

          No delay or omission on the part of the holder in exercising any right hereunder shall operate as a waiver of such right or of any other right of such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or of any other right on any future occasion. Every one of the undersigned and every endorser or guarantor of this Note regardless of the time, order or place of signing waives presentment, demand, protest and notices of every kind and assents to any one or more extensions or postponements of the time of payment or any other indulgences, to any substitutions, exchanges or releases of collateral if at any time there be available to the holder collateral for this Note, and to the additions or releases of any other parties or persons primarily or secondarily liable.

          If an event of default under the Loan Agreement shall occur, then such event shall be a default hereunder and the Bank may, by notice to Borrower, declare this Note, all interest thereon and principal and other amounts due thereunder and all other amounts payable under the Agreements, to be forthwith due and payable, whereupon this Note, all such interest and
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principal and other amounts due thereunder and all such other Obligations shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower.

          From and after any event of default hereunder, at the option of the Bank, interest shall accrue on the sum of the principal balance and accrued interest then outstanding at the variable rate equal to the Prime Rate plus three percent (3%) per annum ("Default Rate"), provided that such rate shall not exceed at any time the highest rate of interest permitted by the laws of the State of Maryland; and further provided that such rate shall apply after judgment. In the event of any default, the then remaining unpaid principal amount and accrued but unpaid interest then outstanding shall bear interest at the Default Rate called for hereunder until such principal and interest have been paid in full. In addition, upon default, the Bank may pursue its full legal remedies at law or equity.

          Bank shall not be obligated to accept any check, money order, or other payment instrument marked "payment in full" on any disputed amount due hereunder, and Bank expressly reserves the right to reject all such payment instruments. Borrower agrees that tender of its check or other payment instrument so marked will not satisfy or discharge its obligation under this Note, disputed or otherwise, even if such check or payment instrument is inadvertently processed by Bank unless in fact such payment is in fact sufficient to pay the amount due hereunder.

          If this Note is placed with an attorney for collection, the undersigned agrees to pay, in addition to principal and interest, all costs of collection, including but not limited to reasonable attorneys' fees. All obligations of the undersigned and of any Obligor shall bind his heirs, executors, administrators, successors, and/or assigns. Use of the masculine pronoun herein shall include the feminine and the neuter, and also the plural. If more than one party shall execute this Note, the term "undersigned" as used herein shall mean all the parties signing this Note and each of them, and all such parties shall be jointly and severally obligated hereunder. Wherever possible, each provision of this Note shall be interpreted in such a manner to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under such law, such provision shall be ineffective but only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note. All of the undersigned hereby waive all exemptions and homestead laws.

          The proceeds of the loan evidenced by this Note may be paid to any one or more of the undersigned. From time to time the maturity date of this Note may be extended, or this Note may be renewed in whole or in part, or a new note of different form may be substituted for this Note, or the rate of interest may be modified, or changes may be made in consideration of loan extensions, and the holder hereof, from time to time may waive or surrender, either in whole or in part any rights, guaranties, security interest or liens, given for the benefit of the holder in connection with the payment and the securing the payment of this Note; but no such occurrence shall in any manner affect, limit, modify, or otherwise impair any rights, guaranties or security of the holder not specifically waived, released, or surrendered in writing, nor shall the undersigned r maker, or any guarantor, endorser, or any person who is or might be liable hereon, either primarily or contingently, be released from such event. The holder hereof, from time to time, shall have the unlimited right to release any person who might be liable hereon, and such release
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shall not affect or discharge the liability of any other person who is or might be liable hereon. No waivers and modifications shall be valid unless in writing and signed by the Bank. The Bank may, at its option, charge any fees for the modification, renewal, extension, or amendment of any of the terms of the Note permitted by applicable law. In case of a conflict between the terms of this Note and the Loan Agreement, the priority of controlling terms shall be first this Note, then the Loan Agreement.. This Note shall be governed by and construed in accordance with the laws of the State of Maryland; provided however that Bank's remedies against any Collateral located in any other jurisdiction shall be interpreted, construed, applied and enforced according to and governed by the laws of the jurisdiction in which such property is located, and the Borrower hereby submits to the jurisdiction of any court of competent jurisdiction located therein in connection with any foreclosure or enforcement proceeding undertaken in connection with the Borrower's property.

Sharing of Information with Affiliates: Applicable law permits us to share
- --------------------------------------
information with third parties about our credit and account history with you. Applicable law also permits us to share additional information about you and your accounts with companies related to the Bank by common ownership or control ("affiliates"). We provide this additional information to our affiliates so that you may receive special offers and promotions from our affiliates. You may request that we not furnish this additional information (other than credit and account history) to our affiliates by writing to Branch Banking and Trust Company, Client Services Administration, P.O. Box 1847, Wilson, North Carolina 27894-1847. Please include your name, address, telephone number, account number (if known), and social security (tax identification) number. Due to marketing programs already in progress, please allow a reasonable period of time for your request to take effect. In order for us to communicate important loan or deposit account information, we will continue to notify you through occasional statement inserts or other customer service mailings. Please be aware that state and federal laws impose certain mandatory disclosures of customer information by financial institutions. We must comply with laws that require mandatory production or disclosure.



                        SIGNATURES CONTINUED ON NEXT PAGE
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                       SIGNATURE PAGES TO PROMISSORY NOTE



Borrower:  SILVER DINER, INC., a Delaware corporation
           ------------------------------------------


Account Number: _____________________            Note Number: _________________
                                         BB&T
Note Amount: ________________________            Date: May 10, 2000


IN WITNESS WHEREOF, the undersigned, on the day and year first written above, has caused this note to be executed under seal.



ATTEST:/s/                      Silver Diner, Inc., a Delaware corporation.


Title: /s/                      By: /s/ Robert Giaimo

                                Title:  President
              [SEAL]
                                By: _________________________________________

                                Title:_______________________________________